SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  August 27, 2009

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)
No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 1, 2009, Harbin Electric, Inc. (the “Company”) issued a press release announcing that the Company received a letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) on August 27, 2009, notifying the Company that as a result of Mr. Feng Bai’s decision not to continue serving as a member of the Company’s Board of Directors (the “Board”) and as a member of the Audit Committee of the Company’s Board, each effective immediately following the Company’s 2009 Annual Meeting of Stockholders that was held on August 20, 2009 (“Annual Meeting”), that the Company no longer complied with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605 (the “Rule”). Nasdaq Listing Rule 5605 requires that the Company have a three member audit committee composed entirely of independent directors, at least one of whom has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Letter further stated that Nasdaq would provide the Company a cure period in order to regain compliance with the Rule, which period would run until the earlier of either (i) the date the Company’s next annual meeting of shareholders or (ii) August 20, 2010; provided, however, that if the Company’s next annual meeting of shareholders is held before February 16, 2010, then the Company will be required to evidence compliance with the Rule by no later than February 16, 2010. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On June 25, 2009, the Board, through unanimous written consent, approved the appointment of Dr. Ching Chuen Chan, an independent director of the Company, to serve as a member of the Audit Committee and the Company’s Compensation Committee to replace Mr. Feng Bai, effective August 20, 2009, the date of the Annual Meeting. The Company previously disclosed the appointment of Dr. Chan to these committees in its Proxy Statement dated July 9, 2009 for the Annual Meeting.

On July 14, 2009, the Company filed a Supplement to its Proxy Statement stating that on July 10, 2009, Mr. Patrick McManus, one of the nominees for election to the Company’s Board named in the Proxy Statement, passed away, and consequently, would no longer be a nominee for election to the Board. Before his death, Mr. McManus served as the chairman and financial expert of the Audit Committee and a member of the Company’s Compensation, Nominating and Corporate Governance Committees. The Company previously notified Nasdaq of the death of Mr. McManus and indicated that it intends to fill the vacancy of the financial expert on its Audit Committee no later than 180 days following the date of the death of Mr. McManus.

On August 31, 2009, the Company’s Board, through a unanimous written consent, approved the appointment of the Mr. Yunyue Ye, an independent director of the Company, to serve as a member of the Audit Committee, the Company’s Compensation, Nominating and Corporate Governance Committees to replace Mr. McManus.  The Company’s Audit Committee now consists of three members, each of whom is an “independent director”, although no member of the Audit Committee is a “financial expert”. The Company’s Board continues to be comprised of a majority of independent directors.  At such time as a new director is appointed to the Board and to the Audit Committee to fill the “financial expert” vacancy on the Audit Committee created by the death of Mr. McManus, the Company will submit to Nasdaq documentation, including the biography of the new director, evidencing such new director’s qualification as a financial expert.

Item 9.01                       Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

Date	By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: September 1, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 1, 2009.